Exhibit 31.3

Certification of the Chief Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Stephen A. Wynn, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Wynn Resorts, Limited;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2012

/s/ Stephen A. Wynn
Stephen A. Wynn Chairman of the Board and Chief Executive Officer (Principal Executive Officer)